AMENDMENT NO. 1

TO

AMENDED AND RESTATED LOAN AGREEMENT

        This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is being made and entered into as of the 20th day of September, 2006, by and between German American Bancorp, Inc. (formerly known as German American Bancorp) ("Borrower"), and JPMorgan Chase Bank, NA., a national banking association (“Lender”).

WITNESSETH THAT:

        WHEREAS, the parties entered into the Amended and Restated Loan Agreement as of September 20, 2005 (the “Agreement”); and

        WHEREAS, Borrower and Lender desire to renew and extend the Revolving Loan Termination Date; and

        WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

        NOW, THEREFORE, the parties agree as follows:

        Section 1.     Definitions; References.     Unless otherwise specifically defined herein, each term used herein, which is defined in the Agreement, shall have the meaning assigned to such term in the Agreement. Except as amended and supplemented hereby, all the terms of the Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

        Section 2.     Amendment To Section 1.     Section 1 of the Agreement is hereby amended by amending and restating the definition of the term “Revolving Loan Termination Date” to read as follows:

“Revolving Loan Termination Date” shall means September 20, 2007, or such earlier date on which the Revolving Credit Commitment shall be terminated or reduced to zero in accordance with the terms of this Agreement, including, without limitation, the limitation described in Section 3.2(e).

        Section 3.     Amendment to Section 3.1.     The fourth sentence in Section 3.1 of the Agreement (which includes the definition of the term “Revolving Note”) is hereby amended and restated in its entirety to read as follows:

The Revolving Loan made by Lender to Borrower under this subsection 3.1 shall be evidenced by a promissory note dated as of September 20, 2006, in the form of Exhibit A (the “Revolving Note”) to the Amendment No. 1 to Amended and Restated Loan Agreement dated as of September 20, 2006, by and between Borrower and Lender.

        Section 4.     Consent to Consolidation of Bank Subsidiaries.     Borrower has informed Lender that Borrower intends to consolidate all of Borrower’s Bank Subsidiaries into a new bank to be incorporated under Indiana law, to be named German American Bancorp, and to cause its new Bank Subsidiary, German American Bancorp, to operate through divisions having the trade names of the former Bank Subsidiaries, and Lender hereby consents to such consolidation for purposes of Sections 8.3 and 8.4 of the Agreement.

        Section 5.     Representations and Warranties.     To induce Lender to enter into this Amendment, Borrower warrants and represents to Lender that as of the date hereof:

        (a)         Power; No Conflict.     The execution and delivery of this Amendment, and the performance by Borrower of his duties and obligations under this Amendment, and the Revolving Note, are within Borrower’s power and capacity, have received all necessary governmental approval, and do not and will not contravene or conflict with or result in any violation of or loss of a material benefit under or permit acceleration of any obligation under any provision of law or of any agreement, indenture or instrument binding upon Borrower.

        (b)         Validity, and Binding Nature.     This Amendment is, and will be, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except, with regard to enforceability, as Lender’s rights may be affected by applicable bankruptcy and insolvency law and principles of equity.

        (c)         No Default.     No Event of Default (as defined in the Agreement) has occurred and is continuing or will result from the execution and delivery of this Amendment, and the representations and warranties of Borrower contained in this Amendment and the Agreement are true and correct as of the date hereof.

        Section 6.     Documents.     Lender shall have received this Amendment, the Revolving Note, and all of the following; each duly executed and dated the date of this Amendment, in form and substance satisfactory to Lender:

        (a)         Confirmatory Certificate.     A certificate signed by Borrower as to the matters set out in Section 11(c) and Section 11(d) and as to the compliance by Borrower with all of the conditions precedent to the making of this Amendment.

        (b)         Consents. etc.     Certified copies of all documents evidencing any necessary action, consents and governmental approvals, including, without limitation, all consents, approvals, filings and registrations of or with any Federal or state governmental authorities, with respect to this Amendment.

        (c)         Updated Exhibits.     Updated Exhibits 8. 1(b), 8.1(v), 8.l(aa)(i) and 8.l(cc) to the Agreement.

        (d)         Other.     Such other documents as Lender may reasonably request.

        (e)         Lender Review.     Lender shall have completed such review of Borrower as it deems necessary in its sole discretion.

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        Section 7.     Security for the Term Note and Events of Default.     Borrower and Lender hereby agree that all of the obligations of Borrower hereunder and under the Agreement and the Term Note (as originally issued and as reissued) are part of Borrower’s Liabilities (as defined in the Agreement) and that the Collateral (as defined in the Agreement and amended hereby) has been pledged by Borrower to secure Borrower’s payment of all of Borrower’s Liabilities.

        Section 8.     Headings, Etc.     The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

        Section 9.     Governing Law.     This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

        Section 10.     Survival.     All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied upon by Lender and shall survive the execution and delivery of this Amendment and any and all of the other documents.

        Section 11.     Successors and Assigns.     This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and the respective successors and assigns of Lender.

        Section 12.     Cost and Expenses.     Borrower agrees to pay all reasonable attorneys’ fees and expenses incurred by Lender in connection with the negotiation and preparation of this Amendment.

        Section 13.     Counterparts; Effectiveness.     This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. When counterparts executed by all the parties shall have been lodged with Lender, this Amendment shall become effective as of the date set forth above.

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the day and year first above written.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Name: Mark A. Schroeder Title: President and CEO

JPMORGAN CHASE BANK, N.A. By: /s/ Milena Kostadinova Name: Milena Kostadinova Title: Officer

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Exhibit "A"

$15,000,000.00	Chicago Illinois September 20, 2006

REVOLVING NOTE

        FOR VALUE RECEIVED, the undersigned, German American Bancorp, Inc., an Indiana corporation, formerly known as German American Bancorp. ("Borrower"), hereby unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A., a national banking association (“Lender”), at the office of Lender at 120 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may from time to time designate in writing, on the Revolving Loan Termination Date (as defined in the Loan Agreement), in lawful money of the United States of American and in immediately available funds, the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by Lender pursuant to subsection 3.1 of the Loan Agreement. This Note is referred to as the "Revolving Note" in and was executed and delivered pursuant to that certain Amended and Restated Loan Agreement, dated as of September 20, 2005, between Borrower and Lender, as amended by Amendment No. I to Amended and Restated Loan Agreement, dated as of September 20, 2006, between Borrower and Lender (collectively, as amended, modified or supplemented from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

        Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 3.4 of, or as otherwise provided in, the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall apply such excess to the reduction of the unpaid principal amount hereof or if such excess exceeds the unpaid principal balance refund such excess interest to Borrower.

        Except as otherwise agreed in the Loan Agreement, payments received by Lender from Borrower on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof, subject to Lender’s rights to otherwise apply such payments as provided in the Loan Agreement.

        At any time a Default has occurred and is continuing or as otherwise provided in the Loan Agreement, this Note may, at the option of Lender, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon termination of the Loan Agreement.

        Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys’ fees and expenses.

        This Note evidences the renewal and extension of maturity of the indebtedness evidenced by that certain Revolving Note in the stated principal sum of $15,000,000.00 dated as of September 20, 2005, made by Borrower payable to the order of Lender.

        This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

        Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

German American Bancorp, Inc. By: Name: Title: